UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

               ZEC, Inc.               –

(Exact name of registrant as specified in its charter)

               Delaware               –

(State or other jurisdiction of incorporation)

000-55554 –	47-5048026 –
(Commission File Number)	(IRS Employer Identification No.)

                    1002 North Central Expressway, Suite #495, Richardson, TX 75080                    .

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (214) 676-5475

                                        .

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On February 15, 2017, ZEC, Inc. (“ZEC”) acquired all of the issued and outstanding shares of common stock of KT Chemicals, Inc. (“KT”), whose offices and principal production facility are based in Richardson, Texas.  KT is a specialty chemicals solution provider that combines safe, environmental-friendly chemistry with superior application equipment.  Founded in 2014, KT’s primary markets are within the construction, remediation, and agricultural industries.   KT also provides superior application solutions and custom developed specialty chemical products to meet the needs of its target market and customers.

The shares of KT were acquired from KT’s former shareholders, Michelle L. Taft and Karl M. Taft III, in a transaction which closed on February 15, 2017.

In consideration of the share purchase, ZEC issued the sellers a secured promissory note in the principal amount of $2,506,248, of which $956,248 was pre-paid in cash at closing, and issued the sellers 520,000 shares of ZEC common stock.  The value of the transaction was based on an analysis of the size of the markets currently being served by KT, the rate at which KT’s specialty chemical products and specialized application equipment are being accepted into those markets, the number of product certifications issued to KT by states and other government bodies, and the total revenue expected to be generated from KT’s current plant and production equipment without significant capital additions.  As a consequence of the acquisition, the licensing agreement entered into on April 18, 2016, between KT and ZEC was terminated.

As part of the acquisition, the President of KT, Karl Taft, has entered into an employment agreement pursuant to which he will continue to serve as the President of KT for a minimum of three (3) years, and will operate KT as a wholly owned subsidiary of ZEC.  Michelle Taft will continue as an employee of KT with a focus on marketing of the finished products, procurement of basic raw materials, and administration of the company.  ZEC will secure a key man insurance policy in the amount of $4,000,000 to insure Karl Taft’s life, and the policy is expected to be in force once the underwriting process is complete.

Karl Taft and Michelle Taft have Master’s Degrees and years of experience in building and administering businesses.  Karl Taft has degrees in environmental chemistry, environmental science and engineering and business, holds a number of patents, and has held various C-level positions with both private and public companies.

If required, financial statements for KT and pro forma financial information will be provided via amendment to this report, within 71 days following the date of filing of this current report on Form 8-K.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Description
2.1 *	Stock Purchase Agreement dated February 15, 2017, among Karl M. Taft III and Michelle L. Taft, as sellers, and ZEC, Inc.
10.1 *	Secured Promissory Note dated February 15, 2017, in the principal amount of $2,506,248.00, payable by ZEC, Inc. to Karl M. Taft III and Michelle L. Taft
10.2 *	Security Agreement dated February 15, 2017, by KT Chemicals, Inc., as pledgor, Karl M. Taft III and Michelle L. Taft, as secured party, and ZEC, Inc.
10.3 *	Stock Pledge Agreement dated February 15, 2017, by ZEC, Inc., as pledgor, and Karl M. Taft III and Michelle L. Taft, as secured party
10.4 *	Employment Agreement dated February 15, 2017, between KT Chemicals, Inc. and Karl M. Taft III

_______________

*  Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEC, INC.
(Registrant)

By:	/s/ E. Thomas Layton
	Name:	E. Thomas Layton
	Title:	Chairman/Chief Executive Officer